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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2025

Weatherford International plc
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place,	Houston,	Texas	77056
(Address of principal executive offices)			(Zip Code)
 Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.001 par value per share	WFRD	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Weatherford International Ltd. (“WIL-Bermuda”), Weatherford International, LLC (“WIL-Delaware”), Weatherford Canada Ltd. (“WIL-Canada”), and WOFS International Finance GmbH, a Swiss limited liability company (“WIL-Switzerland” and, together with WIL-Bermuda, WIL-Delaware and WIL-Canada, collectively, the “Borrowers”), as borrowers, and Weatherford International plc (“Weatherford”), as parent, entered into an amended and restated credit agreement (as amended, amended and restated and supplemented to date, the “Credit Agreement”) with the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), on October 17, 2022. Capitalized terms not defined herein shall have the meanings set forth in the Credit Agreement.

On September 18, 2025, the Borrowers, Weatherford, the other Obligors party thereto, the lenders party thereto and the Administrative Agent entered into the Tenth Amendment to the Credit Agreement (the “Tenth Amendment”), which, among other things, (i) increased the Aggregate Commitments under the Credit Agreement from $720 million to $1 billion, comprised of a $600 million revolver tranche and a $400 million performance letters of credit tranche and (ii) extended the Maturity Date under the Credit Agreement to the earlier of (a) September 18, 2030 and (b) to the extent that more than $200 million of Senior Notes or Permitted Refinancing Indebtedness in respect thereof is outstanding on such date, the date that is 91 days prior to the stated maturity date of the Senior Notes or any Permitted Refinancing Indebtedness in respect thereof. The Tenth Amendment includes an accordion feature that will allow for further incremental increases of the Commitments such that after giving effect to all such incremental increases, the Aggregate Commitments under the Credit Agreement do not exceed $1.15 billion in the aggregate. The Tenth Amendment also provides for adjustments to certain pricing terms and increased flexibility for strategic projects.

The foregoing description of the Tenth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Tenth Amendment, which is filed as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 8.01	Other Events.

On September 22, 2025, Weatherford issued a press release announcing that WIL-Bermuda had commenced a private offering of senior notes (the “Notes Offering”). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 22, 2025, Weatherford issued a separate press release announcing that it had commenced a tender offer for up to $700 million in aggregate principal amount of its 8.625% Senior Unsecured Notes due 2030 (the “Tender Offer”). The Tender Offer is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in an offer to purchase, dated September 22, 2025 (the “Offer to Purchase”), including the consummation of the Notes Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 22, 2025, Weatherford issued a third press release announcing the pricing of the Notes Offering. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 22, 2025, Weatherford issued a fourth press release announcing an increase to the Tender Offer. The Offerors (as defined in the press release) have amended the terms of the Tender Offer to increase the aggregate principal amount of notes that may be purchased pursuant to the Tender Offer to $1,300 million, on the terms and conditions set forth in the Offer to Purchase (as amended). A copy of the press release is attached as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report is neither an offer to purchase or sell nor a solicitation of an offer to sell or buy any securities of the Company. The Tender Offers were made solely on the terms and subject to the conditions set forth in the Offer to Purchase, and the information in this Current Report is qualified by reference to such document.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
10.1
Tenth Amendment to Amended and Restated Credit Agreement, dated as of September 18, 2025, by and among Weatherford International Ltd., Weatherford International, LLC, Weatherford Canada Ltd., WOFS International Finance GmbH, Weatherford International plc, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press Release, dated September 22, 2025, announcing the private notes offering.
99.2	Press Release, dated September 22, 2025, announcing the tender offer.
99.3	Press Release, dated September 22, 2025, announcing the pricing of the private offering.
99.4	Press Release, dated September 22, 2025, announcing increase to the tender offer.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: September 22, 2025	By:	/s/ Scott C. Weatherholt
Scott C. Weatherholt
Executive Vice President, General Counsel and Chief Compliance Officer
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